EX-99.906CERT


                                  CERTIFICATION

     Theodore E. Charles, President, and Timothy B. Murphy, Treasurer of Eastern Point Advisors Funds Trust (the "Registrant"), each certify to the best of his or her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period March 31, 2005 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                     Treasurer
Eastern Point Advisors Funds Trust            Eastern Point Advisors Funds Trust


         /s/ Theodore E. Charles                 /s/ Timothy B. Murphy
-------------------------------------         ----------------------------------
Theodore E. Charles                           Timothy B. Murphy
Date:    5/26/05                              Date:         5/26/05
     --------------------------------              -----------------------------


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Eastern Point Advisors Funds Trust and will be retained by Eastern Point Advisors Funds Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.